UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 27, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and are therefore omitted.

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2011, AgStar Financial Services, PCA (“AgStar”) agreed to extend the maturity date of the Revolving Line of Credit Loan and extend the forbearance period of the Forbearance Agreement with Heron Lake BioEnergy, LLC (the “Company”) to July 1, 2011, provided that the Company accomplish certain restructuring milestones on or before specified dates.

To effect the foregoing extensions, the Company and AgStar entered into the following three agreements on April 27, 2011:

1.               Third Amendment to Forbearance Agreement (the “Third Amendment to Forbearance Agreement”), under which, provided that the Conditions Precedent set forth in the Forbearance Agreement have been satisfied and the Company complies with the terms of the Forbearance Agreement, AgStar agreed it will not declare a default under the Loan Documents or enforce any remedies available to it under the Loan Documents or applicable law on account of the Company’s default beginning on April 27, 2011, and ending on the earlier of (i) July 1, 2011 or (ii) the occurrence of an Event of Default, as defined under the Third Amendment to Forbearance Agreement (the “Forbearance Period”).  Under the Third Amendment to Forbearance Agreement, failure of the Company to meet or achieve certain milestones on or before specified dates shall be included as additional “Events of Default” as used in the Forbearance Agreement, which milestones include: submitting an updated performance improvement plan to AgStar on or before April 22, 2011 (which milestone was met); delivering an executed Letter of Intent acceptable to AgStar in its sole discretion on or before May 20, 2011 which addresses completion of future anticipated capital improvements to the Company’s ethanol production facility and such other matters as AgStar may reasonably request; timely filing the Company’s quarterly report on Form 10-Q with the Securities and Exchange Commission; closing on the New Equity requirement of Section 10 of the Forbearance Agreement on or before July 1, 2011, or be scheduled to close on the New Equity within a reasonable time thereafter; and completing certain project milestones on or before July 1, 2011 related to future anticipated capital improvements to the Company’s ethanol production facility or related improvements or assets;

2.               Amendment No. 2 (the “Second Amendment to the Fifth Supplement”) to Amended and Restated Fifth Supplement to the Master Loan Agreement dated December 30, 2010 (the “Fifth Supplement”), under which AgStar agreed to extend the Revolving Line of Credit Loan Maturity Date in the Fifth Supplement to the later of (i) July 1, 2011 or (ii) the occurrence of an Event of Default under that certain Third Amendment to Forbearance Agreement between AgStar and the Company dated April 27, 2011; and

3.               Allonge No. 2 to extend the maturity date of the Third Amended and Restated Revolving Line of Credit Note to match the extended maturity date described in the Second Amendment to the Fifth Supplement.

On April 27, 2011, the Company also entered into an Amended and Restated Fourth Supplement to the Master Loan Agreement (the “Fourth Supplement”) with AgStar.  Under the Fourth Supplement, AgStar agreed to modify the Term Revolving Loan with the Company to allow for investment of revolving advances in certain future anticipated capital improvements to the Company’s ethanol production facility or related improvements or assets.  In exchange for this amendment, the Company agreed to reaffirm certain representations and warranties and proceed with the future anticipated capital improvements in accordance with the initial construction plans, specifications and budgets provided to AgStar in connection therewith.

On April 27, 2011, the Company also entered into Amendment No. 1 to Fourth Amended and Restated Master Loan Agreement dated October 1, 2007 (“MLA”), under which affirmative covenants relating to future anticipated capital improvements to the Company’s ethanol production facility and related improvements and assets were added to the Company’s covenants to AgStar under the MLA, and failure to complete the future anticipated capital improvements in accordance with such covenants and the Fourth Supplement was added to the events constituting an Event of Default under the MLA.

The foregoing summaries of the Third Amendment to Forbearance Agreement, the Second Amendment to the Fifth Supplement, Allonge No. 2, the Fourth Supplement, and the Amendment No. 1 to Fourth Amended and Restated Master Loan Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Third Amendment to Forbearance Agreement, the Second Amendment to the Fifth Supplement, Allonge No. 2, the Fourth Supplement, and the Amendment No. 1 to Fourth Amended and Restated Master Loan Agreement which will be attached as exhibits to the Company’s next quarterly report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: May 3, 2011